For further information contact:
                                                  Neal H. Sanders (781) 302-2439
                                        For release: August 3, 2004 at 4:00 p.m.

                 RVSI Reports Fiscal 2004 Third Quarter Results

  (Investors can hear RVSI's conference call live on ccbn.com or rvsi.com this afternoon at 4:45 p.m. EDT. An archived copy of the conference call will be available starting at 6:00 p.m. EDT at www.rvsi.com, www.ccbn.com, or by calling
                                  402-998-0006)

NASHUA, NEW HAMPSHIRE -- Robotic Vision Systems, Inc. (RVSI) (RVSI.OB) today announced results for its third fiscal quarter ended June 30, 2004. Revenues for the quarter ended June 30, 2004 were $13,624,000, an increase of 34.6% from the $10,125,000 reported for the year earlier quarter. For the third quarter of fiscal 2004, RVSI's loss from operations fell to $1,401,000 from $5,030,000 in the prior year's third quarter, a decline of 72%. RVSI's net loss and net loss per share for the third quarter of fiscal 2004 were $2,876,000 and 15(cent) per share, respectively, compared to a loss of $3,252,000 and 26(cent) per share for the third quarter of fiscal 2003.
         For the nine months ended June 30, 2004, RVSI reported revenue of $39,540,000, versus $29,901,000 for the nine months ended June 30, 2003, an increase of 32.2%. The company reported a loss of $11,460,000, or a loss of 66(cent) per share, for the first nine months of fiscal 2004, compared to a loss of $26,618,000, or a loss of $2.17 per share, for the first nine months of fiscal 2003. All results for the three- and nine-month periods are inclusive of unusual gains and losses.
         "The past several months have been ones of enormous importance for RVSI," said RVSI Chairman and CEO Pat V. Costa. "We have further strengthened our finances while positioning the company for growth. We have improved our balance sheet by increasing our revolving line of credit by $3 million, to $16 million, and by completing a private placement of equity with institutional investors of $2.4 million. That $5.4 million total increase in our working capital is instrumental to financing the current ramp in our business.
         "In June, RVSI engaged the investment banking firm of William Blair & Company to explore opportunities for the sale of our Semiconductor Equipment Group (SEG)," Mr. Costa said. "Over the past year, RVSI has worked to improve all aspects of SEG, ranging from new products to streamlined manufacturing. The result is a business that is robust and growing. At the Semicon West trade show in San Jose, California, last month, we began meeting with prospective buyers of the division. We are finding considerable interest in SEG from both peer companies and those who view SEG's markets as attractive extensions of their own."
         Mr. Costa said SEG is increasing production in the face of rising demand, and adapting to new manufacturing strategies. "Today, all platforms are shipping in volume and getting the highest marks from customers for quality and reliability. The Product of the Year award given our WS-3500 system by Advanced Packaging magazine is, in our view, the tip of the iceberg of a lead scanning and wafer inspection product line that is without peer in the industry," he said.
         "Our WS-series product line has pulled away from the competition as the industry standard for 3-D, and an increasing number of customers cite the WS-3000's 2-D surface defect detection capability as the industry's best," Mr. Costa said. " In lead scanning, we are recouping market share lost during the downturn, and the reason for those gains is embodied in the three greatest words of praise any company can ever hope to hear from its customers: `exceeds every spec'.
         Mr. Costa said the company's Acuity CiMatrix division is making investments to develop and deploy new products. These include the HawkEye 1600 series of smart camera readers and the industry's first smart camera Data Matrix reader with a built-in verifier that incorporates unique direct part mark verification capabilities.
         "We see ample business on both sides of the company to ensure that the next several quarters are robust," Mr. Costa said. "We have the right products and the right technology. We're looking for a successful conclusion to the year."

                                    --more--

RVSI Reports Fiscal 2004 Third Quarter Results
August 3, 2004
Page 2 of 5


About RVSI
----------
Robotic Vision Systems, Inc. (RVSI) (RVSI.OB) has the most comprehensive line of machine vision systems available today. Headquartered in Nashua, New Hampshire, with offices worldwide, RVSI is the world leader invision-based semiconductor inspection and Data Matrix-based unit-level traceability. Using leading-edge technology, RVSI joins vision-enabled process equipment, high- performance optics, lighting, and advanced hardware and software to assure product quality, identify and track parts, control manufacturing processes, and ultimately enhance profits for companies worldwide. Serving the semiconductor, electronics, aerospace, automotive, pharmaceutical and packaging industries, RVSI holds more than 100 patents in a broad range oftechnologies. For more information visit www.rvsi.com or call (800) 669-5234.

Forward Looking Statement
--------------------------
Except for the historical information herein, certain matters discussed in this release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based on a number of factors, including, but not limited to: the historical cyclical nature of the semiconductor industry, risks in products and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions, both here and abroad, timely development and release of new products, strategic suppliers and customers, the effect of the company's accounting policies and other risk factors detailed in the Company's annual report on Form 10-K, and other filings with the Securities and Exchange Commission.

RVSI Reports Fiscal 2004 Third Quarter Results
August 3, 2004
Page 3 of 5




                          Robotic Vision Systems, Inc.
                           Consolidated Balance Sheets
                    (in thousands, except per share amounts)


                                               June 30,         September 30,
                                                2004              2003
                                                ----              ----
                                             (unaudited)
Current Assets:
         Cash and cash equivalents           $       30         $       367
         Accounts receivable, net                12,941               9,501
         Inventories                             10,312              10,995
         Prepaid expenses and
             other current assets                 2,291               1,561
                                               ----------------------------

                  Total current assets           25,574              22,424

         Plant and equipment, net                 3,647               2,218
         Goodwill                                 1,333               1,333
         Software development costs, net          4,231               5,227
         Other Assets                             2,296               2,791
         Deferred financing costs                 6,730                   -
                                               ----------------------------

                                               $ 43,811            $ 33,993
                                               ============================

Liabilities and Stockholders' Deficit

Current Liabilities:
         Revolving credit facility            $  13,605          $    4,635
         Notes payable and current
             portion of long-term debt            5,741               8,835
         Accounts payable current                 5,096               3,019
         Accounts payable past-due                4,873               6,546
         Accrued expenses and
             other current liabilities           15,496              18,430
         Deferred gross profit                    2,038               1,693
                                               ----------------------------
                  Total current liabilities      46,849              43,158
         Long-term debt                           4,015               1,285
                                               ----------------------------

                           Total liabilities     50,864              44,443

Stockholders' Deficit:

Common stock, $0.01 par value; shares authorized,
         100,000 shares; issued and outstanding,
         June 30, 2004 - 19,031 and September 30,
         2003 - 14,724
                                                     190                147
Additional paid-in capital                       314,465            299,768
Accumulated deficit                             (320,380)          (308,920)
Accumulated other comprehensive loss              (1,328)            (1,445)
                                               -----------------------------
         Total stockholders' deficit              (7,053)           (10,450)
                                               -----------------------------

                                               $  43,811        $     33,993
                                               =============================

RVSI Reports Fiscal 2004 Third Quarter Results
August 3, 2004
Page 4 of 5




                          Robotic Vision Systems, Inc.
                      Consolidated Statements of Operations
                    (in thousands, except per share amounts)
                                   (unaudited)


                                                  Quarter ended June 30,
                                                2004                  2003
                                                ----                  ----

Revenues                                     $  13,624            $ 10,125
Cost of revenues                                 7,483               6,036
                                             -----------------------------
Gross profit                                     6,141               4,089
                                             -----------------------------

Operating costs and expenses:
Research and development expenses                2,786               2,456
Selling, general and administrative expenses     6,015               6,873
Restructuring and other charges                      -                 140
Gain on sale of assets                         (1,259)                (350)
Loss from operations                           (1,401)              (5,030)

Other gains                                          -               2,126

Interest expense, net                          (1,475)                (348)
                                            -------------------------------

Loss before income taxes                       (2,876)              (3,252)

Provision for income taxes                  -------------------------------

Net loss                                    $  (2,876)            $ (3,252)
                                            ===============================


Net loss per share:
         Basic and diluted                  $   (0.15)            $  (0.26)
                                            ===============================


Weighted average shares:
         Basic and diluted                     18,968                12,309
                                            ===============================

RVSI Reports Fiscal 2004 Third Quarter Results
August 3, 2004
Page 5 of 5




                          Robotic Vision Systems, Inc.
                      Consolidated Statements of Operations
                    (in thousands, except per share amounts)
                                   (unaudited)


                                                  Nine Months ended June 30,
                                                   2004              2003
                                                   ----              ----

Revenues                                         $  39,540        $ 29,901
Cost of revenues                                    21,692          22,198
                                                 -------------------------

Gross profit                                        17,848           7,703
                                                 -------------------------

Operating costs and expenses:
Research and development expenses                    7,915           7,973
Selling, general and administrative expenses        19,349          23,743
Restructuring and other charges                          -           4,311
Gain on sale of assets                              (1,441)           (350)
                                                 --------------------------

Loss from operations                                (7,975)        (27,974)

Other (losses) gains                                  (193)          2,322

Interest expense, net                               (3,292)           (966)
                                                 ---------------------------

Loss before income taxes                           (11,460)        (26,618)

Provision for income taxes                               -                 -
                                                 ---------------------------

Net loss                                         $ (11,460)       $(26,618)
                                                 ===========================


Net loss per share:
         Basic and diluted                       $   (0.66)   $      (2.17)
                                                 ===========================

Weighted average shares:
         Basic and diluted                          17,325          12,240
                                                 ===========================